EXHIBIT A

                                 DESCRIPTION OF
                CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A


         Capitol Communities Corporation, a Nevada corporation (the "Company") is offering up to 7,500,000 shares of Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), for maximum amount of $7,500,000. The Company's Articles of Incorporation authorize the Company to issue up to 10,000,000 shares of Preferred Stock at a par value of $.01 per share. To date the Company has no outstanding and issued shares of Preferred Stock. The Board of Directors of the Company has authorized the issuance of Series A Preferred Stock on the terms and conditions set forth below.

         The Series A Preferred Stock will be offered at a price of $1.00 per share. The Series A Preferred Stock is subject to a minimum offering requirement of not less than holders of 70% of the total promissory note debt outstanding electing to convert debt into Series A Preferred Stock.

         A. DIVIDENDS. Holders of Series A Preferred Stock will be entitled to receive dividends, when and as declared by the Board of Directors, at the annual rate of five and one quarter percent (5.25%) per share per annum, to the extent funds are legally available therefor.

         Upon issuance of the Series A Preferred Stock, shareholders shall receive a prepaid dividend of 5.25% in cash for the period April 1, 2002 through March 31, 2003. Thereafter, future dividends are payable quarterly on October 30, and April 30 of each year (each constituting a "Dividend Payment Date"), commencing April 1, 2003, with the first dividend payment due October 30, 2003, except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday. Dividends will accrue and be cumulative and will be payable to holders of record as they appear on the stock books of the Company on such record dates as are fixed by the Board of Directors. Notwithstanding the foregoing, no dividends may be declared or paid on the Series A Preferred Stock if the declaration or payment of such dividends would violate, or constitute a breach or default under, any present or future agreement for money borrowed to which the Company is a party or by which it is bound.

         The amount of dividends payable per Series A Preferred Stock for each semi-annual dividend period will be computed by dividing the annual dividend amount by two. The amount of dividends payable for the initial dividend period and any period shorter than a full dividend period will be computed on the basis of a 360-day year. No interest will be payable in respect of any dividend payment on the Series A Preferred Stock which may be in arrears.


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         B.  RANKING.  The  Series A  Preferred  Stock  will be on  parity as to dividends with any other series of preferred stock hereafter issued by the Company. The Series A Preferred Stock will have priority as to dividends over the Common Stock. The Company may not pay dividends on any class or series of the Company's stock having parity with the Series A Preferred Stock as to dividends, if any such stock is hereafter issued, (the "Parity Dividend Stock") unless it has paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for payment, all accrued and unpaid dividends for all prior periods on the Series A Preferred Stock; and the Company may not pay dividends on the Series A Preferred Stock unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment, all accrued and unpaid dividends for all prior periods on the Parity Dividend Stock. Whenever all accrued dividends are not paid in full on the Series A Preferred Stock or any Parity Dividend Stock, all dividends declared on the Series A Preferred Stock and such Parity Dividend Stock will be declared or made pro rata so that the amount of dividends declared per Series A Preferred Stock and such parity dividend stock will bear the same ratio that accrued and unpaid dividends per Series A Preferred Stock and such Parity Dividend Stock bear to each other.

         The holders of Series A Preferred Stock are not entitled to any additional dividends beyond the cumulative dividends specified in this Section B.

         C. VOTING RIGHTS. The holders of the Series A Preferred Stock will have no voting rights except as required by Nevada law. In exercising any such vote, each outstanding Series A Preferred Stock will be entitled to one vote.

         D. OPTIONAL REDEMPTION. The Series A Preferred Stock may not be redeemed prior to 90 days from the date of issuance. Thereafter the Series A Preferred Shares are redeemable for cash, in whole or in part, at the option of the Company, at $1.00 per share plus all accrued and unpaid dividends, whether or not declared, up to an including the date of redemption (the "Series A Redemption Price"); provided that no amounts may be set aside or applied to the redemption or purchase of any Series A Preferred Stock at any time when the terms and provisions of any agreement to which the Company is a party relating to an indebtedness of money the Company has borrowed which specifically prohibits or limits such action, or such action would constitute a breach or default thereunder. In addition, in the event the Company has failed to pay accrued dividends on the Series A Preferred Stock, it may not redeem any of the outstanding shares of Series A Preferred Stock until all such accrued and unpaid dividends and (except with respect to shares to be redeemed) the then current quarterly dividends have been paid in full.

         If fewer than all of the outstanding Series A Preferred Stock are to be redeemed, the Company will select those Series A Preferred shares to be redeemed pro rata or by lot or in such manner as the Board of Directors may determine. Notice of redemption will be mailed at least thirty-five (35) but not more than sixty (60) days before the redemption date to each holder of record of Series A Preferred Stock to be redeemed at the holder's address shown on the stock transfer books of the Company. After the redemption date, unless there shall


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have been a default in payment of the redemption price,  dividends will cease to accrue on the Series A Preferred Stock called for redemption and all rights of the holders of such shares will terminate, except the right to receive the redemption price without interest.

         E. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Company, holders of Series A Preferred Stock are entitled to receive the liquidation preference of $1.00 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, and no more, before any payment or distribution is made to the holders of Common Stock. The holders of Series A Preferred Stock rank on parity with all series or classes of the Company's preferred stock hereafter issued that rank on a parity as to liquidation rights with the Series A Preferred Stock and are entitled to share ratably in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon.

         After payment in full of the liquidation preference of the Series A Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of the assets by the Company. Neither a consolidation, merger or other business combination of the Company with or into another corporation or other entity nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

         F. MANDATORY REDEMPTION. Commencing sixty (60) days after issuance, but not sooner than August 15, 2002, and for as long as any of the Series A Preferred Stock is outstanding, the Company shall have the option to require mandatory conversion of the Series A Preferred Stock for the Company's Common Stock. Each Series A Preferred Stock shall automatically convert into one share of Common Stock for each share of Series A Preferred Share held by Investor, predicated upon certain events ("Triggered Events"). The Triggered Event shall occur, when and if, the Company's stock, based on the average of the high and low prices of the Common Shares for a consecutive period of ten (10) trading days, as reported by the National Quotation Bureau, Inc. ("NQB"), and reflect inter-dealer prices as reported on the NASDAQ electronic bulletin board, reaches a price of $1.50 per share of Common Stock.

         G. REGISTRATION RIGHTS. If the Company elects to require mandatory conversion, it shall use its best effort to register under the Securities Act of 1933, such common stock shares for resale within 180 days from the date of conversion, or as soon as practicable, use its diligent best efforts to effect all registration, qualification, and compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate compliance with regulations issued under the Securities Act and any other governmental requirements or regulations) that is requested, and will permit or facilitate the sale and distribution of the registrable securities.


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         H.  CONVERSION.  The holder of any Series A Preferred  Stock will  have the right, at the holder's option, to convert any or all such shares into Common Stock (the "Conversion Shares"), at any time after 90 days from the issuance date of the Series A Preferred Stock (the "Purchase Date"); except for those shares of Series A Preferred Stock that have been called for redemption. Such conversion rights will terminate at the close of business on the business day called for redemption (unless the Company defaults in the payment of the Series A redemption price). Each share of Series A Preferred Stock is convertible into Common Stock pursuant to the following terms and conditions:

         (1) Conversion Right. Subject to and upon compliance with the provisions of this Section H, and to the Mandatory Redemption Rights of the Company pursuant to Section F, the holder of any shares of Series A Preferred Stock may at such holder's option, at any time after 90 days from the Purchase Date, or from time to time thereafter, convert at a price of $1.00 per share any or all such shares into fully paid and non-assessable shares of Common Stock at the following rate: One (l) share of Series A Preferred Stock shall be convertible into one (1) share of Common Stock (the "Conversion Rate").

         (2) Dividend Upon Conversion or Redemption. No payment or adjustment shall be made by the Company to any holder of shares of Series A Preferred Stock surrendered for conversion or redemption in respect of dividends accrued since the last preceding Dividend Payment Date on the shares of Series A Preferred Stock surrendered for conversion; provided however that if shares of the Series A Preferred Stock shall be converted or redeemed subsequent to any record date with respect to any Dividend Payment Date and prior to the next such succeeding Dividend Payment Date, the dividend falling due on such Dividend Payment Date shall be payable on such Dividend Payment Date notwithstanding such conversion or redemption, and such dividend (whether or not punctually paid or duly provided for) shall be paid to the person in whose name such shares are registered at the close of business on such record date.

         (3) Method of Conversion.

                  (i) The surrender of any shares of Series A Preferred Stock for conversion shall be made by the holder thereof by delivering the certificate or certificates evidencing ownership of such shares with proper endorsement or instruments of transfer to the Company at the office or agency to be maintained by the Company for that purpose, and such holder shall give written notice to the Company at said office or agency that he or she elects to convert such shares of Series A Preferred Stock in accordance with the provisions thereof and of this Section H . Such notice shall also state the number of whole shares of Series A Preferred Stock and the name or names (with addresses) in which the certificate or certificates evidencing ownership of Common Stock which shall be issuable on such conversion shall be issued. In the case of lost or destroyed certificates evidencing ownership of shares of Series A Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction and such indemnity as shall be required by the Company.


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                  (ii) Subject to the  provisions of paragraph (6) below of this
Section H, every such notice of election to convert shall constitute a contract between the holder of such shares of Series A Preferred Stock and the Company, whereby such holder shall be deemed to subscribe for the amount of the Common Stock which he will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such shares of Series A Preferred Stock and to release the Company from all obligations thereon (subject to the payment of accrued dividends in accordance with paragraph (2) of this Section H above), and whereby the Company shall be deemed to agree that the surrender of such shares of Series A Preferred Stock and the extinguishment of its obligation thereon (except as aforesaid), shall constitute full payment for the Common Stock so subscribed for and to be issued upon such conversion.

                  (iii) As soon as practicable after its receipt of such notice and the certificate or certificates evidencing ownership of such shares of Series A Preferred Stock, the Company shall issue and shall deliver at said office or agency to the person for whose account such shares of Series A Preferred Stock were so surrendered, or on his or her written order, a certificate or certificates for the number of such shares of Common Stock into which the Series A Preferred Stock surrendered is to be converted and a check or cash payment (if any) to which such holder is entitled with respect to fractional shares as determined by the Company, in accordance with paragraph (5) below of this Section H, at the close of business on the date of conversion.

                  (iv) Such conversion shall be deemed to have been effected on the date on which the Company shall have received such notice and the certificate or certificates for such shares of Series A Preferred Stock; and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall become effective for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such surrender occurs.

         (4) Adjustment to Conversion Rate. The Conversion Rate shall be subject to adjustments from time to time as follows:

                  (i) In case the Company shall at any time shall (I) declare a dividend on the Common Stock in shares of its capital stock, (II) subdivide its outstanding Common Stock, (III) combine the outstanding Common Stock into a smaller number of shares, (IV) any reclassification including stock splits or reverse stock splits, or (V) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the Conversion Rate in effect on the record date for such dividend or on the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Series A Preferred Stock converted after such time shall be entitled to receive the aggregate


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number  and kind of shares  which,  if such  Series A  Preferred  Stock had been converted immediately prior to such time, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (ii) In case the Company shall issue rights or warrants to all holders of its Common Stock (which rights or warrants are not available on an equivalent basis to holders of the Series A Preferred Stock on conversion) entitling them to subscribe for or purchase Common Stock, the Conversion Rate in effect on the record date for such issuance of rights or warrants shall be proportionately adjusted (subject to the limitations contained in subparagraph
(iv) of this  paragraph  4,  Section  H) so that  the  holders  of any  Series A
Preferred Stock converted after such time shall be entitled to receive the aggregate number and kind of shares which, if such Series A Preferred Stock had been converted immediately prior such time, the holder would have owned upon such conversion and been entitled to receive by virtue of such issuance of rights or warrant. Such adjustment shall become effective at the close of business on such record date; however, to the extent that Common Stock is not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted (but only with respect to Series A Preferred Stock converted at such expiration) to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually issued.

                  (iii) In case the Company shall distribute to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (including securities but excluding cash dividends or distributions paid out of retained earnings and dividends payable in Common Stock) or subscription rights or warrants (excluding those referred to in subparagraph (ii) of this paragraph (4) and Section H), the Conversion Rate shall be proportionately adjusted (subject to the limitations contained in subparagraph (iv) of this paragraph (4)) so that the holder of any Series A Preferred Stock converted after such time shall be entitled to receive the aggregate number and kind of shares which, if such Series A Preferred Stock had been converted immediately prior to such time, the holder would have owned upon such conversion and been entitled to receive by virtue of such distribution. Such adjustment shall become effective at the close of business on such record date.

                  (iv) In the case of any consolidation of the Company with, or merger of the Company into, any other entity, any merger of another entity into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property, each holder of a share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or


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compulsory  exchange by a holder of the number of shares of Common  Stock of the
Company into which such shares of Series A Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, transfer or compulsory exchange assuming such holder of Common Stock of the Company is not an entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Entity"), or an affiliate of a Constituent Entity, and assuming such holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or compulsory exchange (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or compulsory exchange is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale, transfer or compulsory exchange by other than a Constituent Entity or an affiliate thereof in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this subparagraph (iv) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or compulsory exchange by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of shares of Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or compulsory exchanges. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holder of each share of the Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive under this paragraph (4) of Section H.

                  (v) The Company may make such adjustments in the Conversion Rate, in addition to those required by subparagraphs (i) through (iv) of this paragraph (4) of Section H, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         (5) Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the conversion of any shares of Series A Preferred Stock, but the holder thereof will receive in cash an amount equal to the value of the book value of the Common Stock on the fifth day prior to the date of conversion as determined by the Company's appointed certified public accountant. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full


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shares  issuable upon  conversion  thereof shall be computed on the basis of the aggregate number of such shares so surrendered.

         (6) Payment of Taxes. The Company shall pay any tax in respect of the issue of stock certificates on conversion of shares of Series A Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of the shares converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance hereof shall have paid the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         (7) Common Stock Reserved for Conversion. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or have available in its treasury the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock and shall take all such action as may be required from time to time in order that it may validity and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Series A Preferred Stock.

         (8) Notice. In the event:

                  (i) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than a cash dividend payable out of retained earnings); or

                  (ii) the Company shall authorize the issuance to holders of its Common Stock of rights or warrants to subscribe for or purchase Common Stock; or

                  (iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or of any consolidation or merger to which the Company is a party or of the sale or transfer of all or substantially all of the assets of the Company or compulsory share exchange whereby the Common Stock is converted into other securities, cash or property and for which approval of any stockholders of the Company is required; or

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then, and in each event, the Company shall cause to be mailed to each holder of Series A Preferred Stock, at his or her address as the same shall appear on the stock transfer books of the Company as promptly as possible but in any event at least fifteen (15) days prior the applicable date hereinafter specified, a notice stating (I) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warranty, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, and the nature and amount of such dividend, distribution, rights


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or  warrants  or (II) the date on which  such  reclassification,  consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective.

         (9) "Common Stock". For the purposes of this Section H, "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Company without limit as to the amount or percentage, including without limitation, the Common Stock. In case by reason of the operation of paragraph (4) of this Section H the shares of Series A Preferred Stock shall be convertible into any other shares of stock or other securities or property of the Company or of any other corporation, any reference herein to the conversion of shares of Series A Preferred Stock pursuant to Section H shall be deemed to refer to and include the conversion of shares of Series A Preferred Stock into such other shares of stock or other securities or property.